UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION

13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2005 (May 9, 2005)

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or other jurisdiction of incorporation)

Commission File No. 1-16817	04-3516029 (IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts (Address of Principal Executive Offices)	02458 (Zip Code)

Registrant’s telephone number, including area code: (617) 796-8387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 9, 2005, Five Star Quality Care, Inc., or Five Star, entered into a new $25 million revolving credit facility. Five Star is the borrower under this credit facility and certain of its subsidiaries guarantee its obligations under the facility. Funds available under this credit facility may be drawn, repaid and redrawn until maturity and no principal payment is due until maturity.  This credit facility also provides for acceleration of payment of all amounts payable under the facility upon the occurrence and continuation of certain events of default. This credit facility is more fully described in a copy of Five Star’s press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Credit and Security Agreement, dated as of May 9, 2005, by and among Five Star, each of the Guarantors party thereto and Wachovia Bank, National Association.

99.1	Press release dated May 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC. By: /s/ Bruce J. Mackey Jr. Name: Bruce J. Mackey Jr. Title: Treasurer and Chief Financial Officer
Date: May 13, 2005